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                                                                    EXHIBIT 10.7


                            HARKEN ENERGY CORPORATION
                           EXECUTIVE SERVICE AGREEMENT

THIS EXECUTIVE SERVICE AGREEMENT is made and entered into this ____ day of _________, 2002 by and between HARKEN ENERGY CORPORATION, a Delaware corporation, whose principal office is 580 WestLake Park Blvd., Suite 600, Houston, Texas 77079 ("the Company") and A. WAYNE HENNECKE ("the Executive").

WHEREAS, the Board has determined that it is in the Company's best interest and that of its shareholders to enter into this Agreement with the Executive to set forth certain matters regarding Executive's compensation from the Company and to further terminate that certain Amended and Restated Agreement Regarding Compensation in Event of a Change in Control ("Change in Control Agreement") previously entered into between the Company and Executive dated as of December 28, 2000; and

WHEREAS, the Executive is as of the date of this Agreement an officer of the Company responsible for the duties described in Exhibit "A" hereto and has been identified by the Board as a person on whom the Company relies and whom it is in the Company's best interest to retain in its employ; and

WHEREAS, this Agreement when duly signed and accepted by Executive shall define, set forth and provide the benefits herein described in addition to the benefits and policies offered and provided to Executive as part of the standard employment policies and benefits of the Company currently in effect.

NOW THEREFORE, for and in the mutual considerations recited and acknowledged by both parties hereto, the Company and the Executive agree as follows:

1.     Remuneration

The Company shall pay to the Executive compensation, including salary and allowances, at the rate of $121,500 per annum (or such rate as may from time to time be agreed or determined upon by the Company and notified to the Executive), payable by equal semi-monthly instalments in arrears on the fifteenth and on the last working day of each calendar month. The Company's Board will review the Executive's compensation. The Company is under no obligation to increase or decrease the compensation of the Executive after any such review. The remuneration herein shall be inclusive of any fees to which the Executive may be entitled to receive at any time during the Term of this Agreement for serving as a director of the Company or any subsidiary of the Company at the request of the Company.

2.     Expenses

The Company shall reimburse the Executive in respect of all expenses reasonably incurred by him in the proper performance of his duties, at agreed company rates and according to existing Company policies regarding expense reimbursement from time to time subject to the Executive providing such receipts or other evidence as the Company may reasonably require.

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3.     Severance Payment on Termination

In the event that the Executive's employment is terminated for any reason or by any party, then the Company shall pay to Executive a total sum of $100,000.

4.     Term of Agreement

Unless otherwise agreed to in writing by the parties hereto, this Agreement shall be in effect from the 1/st/ day of April, 2002 and shall continue to be in effect for a period of one year thereafter.

5.     No Guarantee of Employment

This Agreement does not and shall not be construed as a guarantee of continued employment of Executive by the Company for any period of time. The parties hereto stipulate and agree that Executive is employed at will by the Company and the Company may terminate such employment at any time with or without cause, subject to the severance payments set forth in Section 3 above.

6.     Other Matters

As further consideration for this Agreement, the parties agree as follows:

           (i) the Change in Control Agreement is hereby terminated and Executive releases all rights and benefits held thereunder.

           (ii) Company will lease an automobile to be provided to Executive for his use.

           (iii) Subject to timing, at the discretion of the Board of Directors, the Company will grant to Executive a new grant of stock options under the Company's amended 1996 Incentive and Nonstatutory Option Plan consisting of no less than 50,000 shares.

 7.    Governing Law

This Agreement shall be governed by and interpreted in accordance with the laws of the State of Texas, without giving effect to the principles of conflicts of law thereof.

8.     Entire Agreement

This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and replaces, restates in full and supersedes all other prior agreements and understandings, both written and oral.

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IN WITNESS whereof this Agreement has been executed the day and year first above written.

HARKEN ENERGY CORPORATION (the Company)


By: /s/ Mikel D. Faulkner
   ------------------------------------
Name:  Mikel D. Faulkner
Its:   Chairman and Chief Executive Officer


A. WAYNE HENNECKE (the Executive)


/s/ A. Wayne Hennecke
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